Exhibit 10.4

AMENDMENT NUMBER THREE TO CREDIT AGREEMENT AND CONSENT

THIS AMENDMENT NUMBER THREE TO CREDIT AGREEMENT AND CONSENT (this “Amendment”), dated as of February 12, 2020, is entered into by and among SHARECARE, INC., a Delaware corporation (“Parent”), the Subsidiaries of Parent identified on the signature pages hereof as “Borrowers” (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower” and individually and collectively, jointly and severally, “Borrowers”), the lenders identified on the signature pages hereof (such lenders, and the other lenders party to the below-defined Credit Agreement, together with their respective successors and permitted assigns, each individually, a “Lender”, and collectively, the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”), and in light of the following:

W I T N E S S E T H

WHEREAS, Borrowers, Lenders, and Agent are parties to that certain Credit Agreement, dated as of March 9, 2017 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrowers have informed Agent that Parent intends to enter into that certain Contribution and Exchange Agreement of even date herewith and in the form attached hereto as Exhibit A (such Contribution and Exchange Agreement in such form, the “VH Contribution and Exchange Agreement” and, together with the other documents, instruments and agreements executed in connection therewith or otherwise relating thereto, so long as each is in form and substance satisfactory to Agent, the “VH Transaction Documents”), by and among Parent, HDS-VH Holdings, Inc., a Delaware corporation (“VH Holdco”), New VH, LLC, a Delaware limited liability company and a wholly-owned Subsidiary of VH Holdco (“VH Sub”), Visualize Health, LLC, a Tennessee limited liability company (“Visualize Health”), and the Owners (as defined therein), pursuant to which, among other things, (i) Visualize Health will contribute to VH Sub substantially all of its assets in exchange for the Exchange Consideration (as defined in the VH Contribution Agreement) and (ii) Parent will contribute to VH Holdco all of the Equity Interests of Sharecare Health Data Services, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent (formerly known as Bactes Imaging Solutions, Inc.) (“HDS Holdco”), owned by Parent in exchange for Equity Interests of VH Holdco which will constitute more than 90% of the ownership interests of VH Holdco (the foregoing clauses (i) and (ii), collectively, the “VH Transaction”);

WHEREAS, Borrowers have further informed Agent that Parent intends to enter into that certain Agreement and Plan of Merger of even date herewith and in the form attached hereto as Exhibit B (such Agreement and Plan of Merger in such form, the “QH Merger Agreement”), by and between Parent and QH Acquisition Sub, LLC, a Delaware limited liability company and a wholly-owned Subsidiary of Parent (“QH Sub”), pursuant to which QH Sub will merge with and into Parent, with Parent as the surviving entity (the “QH Merger” and, together with the VH Transaction, the “Designated Transactions”);

WHEREAS, Borrower has requested that Agent and Lenders make certain amendments to the Credit Agreement in connection with the foregoing; and

WHEREAS, upon the terms and conditions set forth herein, Agent and Lenders are willing to consent to the consummation of the Designated Transactions and make certain amendments to the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms. All initially capitalized terms used herein (including the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement, as amended here.

2. Amendments to Credit Agreement. Subject to the satisfaction (or waiver in writing by Agent) of the conditions precedent set forth in Section 4 hereof, the Credit Agreement shall be amended as follows:

(a) The Credit Agreement is hereby amended by amending and restating the Preamble thereof in its entirety as follows:

THIS CREDIT AGREEMENT, is entered into as of March 9, 2017, by and among the lenders identified on the signature pages hereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”, as that term is hereinafter further defined), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”), SHARECARE, INC., a Delaware corporation (“Parent”), the Subsidiaries of Parent identified on the signature pages hereof as “Borrowers”, and those additional entities that hereafter become parties hereto as Borrowers in accordance with the terms hereof by executing the form of Joinder attached hereto as Exhibit J-1 (such Subsidiaries, together with Parent, each, a “Borrower” and individually and collectively, jointly and severally, the “Borrowers”).

(b) Section 1.1 of the Credit Agreement is hereby amended and modified by amending and restating, or adding (as applicable), each of the following defined terms in appropriate alphabetical order:

“Material Contract” means, with respect to the Loan Parties and their Subsidiaries, (a) each contract or agreement to which any Loan Party or any of its Subsidiaries is a party involving aggregate consideration payable to or by any Loan Party or any of its Subsidiaries pursuant to such contract or agreement which, together with the aggregate consideration payable to or by the Loan Parties and their Subsidiaries under all other contracts and agreements entered into with the same counterparty or any of such counterparty’s Subsidiaries or Affiliates, equals or exceeds $3,000,000, (b) each employment agreement covering the executive management of such Person or any of its Subsidiaries, (c) the Intercompany Licensing Agreements, (d) the Permitted JV Agreements, (e) the Shareholder Agreements, (f) third party billing arrangements to which such Person or any of its Subsidiaries is a party, (g) the Specified VH Transaction Documents, and (h) all other contracts or agreements, the loss of which could reasonably be expected to result in a Material Adverse Effect.

“Permitted VH Acquisition” means the Acquisition by Parent through VH Holdco of substantially all of the assets of Visualize Health so long as (a) such Acquisition satisfies all of the requirements set forth in the definition of Permitted Acquisition (except as set forth in clauses (f) and (j) of such definition), (b) such Acquisition shall be consummated pursuant to the terms and conditions set forth in the VH Contribution and Exchange Agreement and the other Specified VH Transaction Documents, each of which shall be reasonably acceptable to Agent, and (c) the cash purchase consideration payable in respect of such Acquisition shall not exceed $2,000,000 in the aggregate (it being understood that any cash redemption of any VH Holdco Qualified Equity Interests pursuant to the VH Holdco Stockholders Agreement after the Third Amendment Date shall be excluded when determining whether the foregoing dollar limitation would be exceeded).

“QH Merger” means the merger of QH Acquisition, Sub, LLC, a Delaware limited liability company and a wholly-owned Subsidiary of Parent, with and into Parent, with Parent as the surviving entity, pursuant to the QH Merger Agreement (as defined in the Third Amendment).

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the Equity Interests having ordinary voting power to elect a majority of the Board of Directors of such corporation, partnership, limited liability company, or other entity; provided, that notwithstanding anything to the contrary contained in the foregoing, (a) no Permitted Joint Venture shall constitute a Subsidiary of any Loan Party and (b) each of VH Holdco and its Subsidiaries shall constitute a Subsidiary of Parent.

“Third Amendment” means that certain Amendment Number Three and Consent, dated as of February 12, 2020, among Borrowers, the Lenders party thereto, and Agent.

“Third Amendment Date” means the “Amendment Effective Date” as that term is defined in the Third Amendment.

“VH Contribution and Exchange Agreement” means that certain Contribution and Exchange Agreement, dated as of the Third Amendment Date, by and among Parent, VH Holdco, VH Sub, Visualize Health and the Owners (as defined therein).

“VH Earn-Out” means the Earn-Out payable solely in VH Holdco Qualified Equity Interests of the type described in clause (a) of such definition in accordance with the terms of the VH Contribution and Exchange Agreement.

“VH Holdco” means HDS-VH Holdings, Inc., a Delaware corporation.

“VH Holdco Merger” means the Short-Form Merger (as defined in the VH Stockholder Agreement) consummated in accordance with the terms of Article 7 of the VH Stockholder Agreement.

“VH Holdco Qualified Equity Interests” means and refers to any Equity Interests issued by VH Holdco (and not by one or more of its Subsidiaries) that (a) is classified as “Class B Non-Voting Common” under the Governing Documents of VH Holdco (as in effect on the Third Amendment Date) and that is not a Disqualified Equity Interest, (b) is issued to Parent or any other Loan Party (except any Subsidiary of VH Holdco), or (c) is issued to Visualize Health on the Third Amendment Date as part of the Closing Equity Consideration (as defined in the VH Contribution and Exchange Agreement).

“VH Stockholders Agreement” means that certain HDS-VH Holdings, Inc. Stockholders’ Agreement, dated as of the Third Amendment Date, among VH Holdco, Parent, Visualize Health and the other parties thereto.

“VH Sub” means New VH, LLC, a Delaware limited liability company.

“Specified VH Transaction Documents” means (a) the VH Contribution and Exchange Agreement, (b) the VH Holdco Stockholders Agreement, (c) that certain Management and Shared Services Agreement, dated as of February 12, 2020, between Parent and VH Sub, and (d) that certain Transition Services Agreement, dated as of February 12, 2020, between VH Sub and Visualize Health.

“Visualize Health” means Visualize Health, LLC, a Tennessee limited liability company.

(c) Section 1.1 of the Credit Agreement is hereby amended and modified by amending and restating clauses (f) and (g) of the definition of “Change of Control” in their respective entirety as follows:

“(f) (i) prior to consummation of the VH Holdco Merger, (x) Parent shall fail to own and control, directly or indirectly, 100% of the Equity Interests of each other Loan Party (other than VH Holdco and its Subsidiaries), (y) Parent shall fail to own and control, directly or indirectly, (1) more than 90% of the Equity Interests of VH Holdco, or (2) 100% of the voting Equity Interests of VH Holdco, or (3) 100% of the preferred Equity Interests of VH Holdco, or (z) VH Holdco shall fail to own and control, directly or indirectly, 100% of the Equity Interests of each of its Subsidiaries that is a Loan Party, or (ii) after consummation of the VH Holdco Merger, Parent shall fail to own and control, directly or indirectly, 100% of the Equity Interests of each other Loan Party, or”

“(g) the occurrence of any ‘Change of Control’ (or any comparable term or provision) under or with respect to any Equity Interests of any Loan Party or any of its Subsidiaries (including under any of the Specified VH Transaction Documents) or any of the Indebtedness of any Loan Party or any of its Subsidiaries with an outstanding principal amount in excess of $10,000,000 (including (i) the Convertible Notes Indebtedness, (ii) the Second Lien Indebtedness, and (iii) any Permitted Mezzanine Debt)”

(d) Section 1.1 of the Credit Agreement is hereby amended and modified by adding the following at the end of the definition of “Permitted Acquisition”:

“For the avoidance of doubt, the Permitted VH Acquisition shall constitute a Permitted Acquisition.”

(e) Section 1.1 of the Credit Agreement is hereby amended and modified by amending and restating clauses (p) of the definition of “Permitted Indebtedness” in its entirety as follows:

“(p) (i) unsecured Indebtedness of Parent and VH Holdco in respect of the VH Earn-Out, and (ii) unsecured Indebtedness of any Loan Party or its Subsidiaries in respect of Earn-Outs owing to sellers of assets or Equity Interests to such Loan Party or its Subsidiaries that is incurred in connection with the consummation of one or more Permitted Acquisitions so long as such unsecured Indebtedness is on terms and conditions acceptable to Agent,”

(f) Section 1.1 of the Credit Agreement is hereby amended and modified by (i) deleting the word “and” at the end of clause (v) of the definition of “Permitted Indebtedness”, (ii) re-lettering clause (w) in such definition as clause (x), and (iii) inserting the following after clause (v) in such definition::

“(w) Indebtedness in respect of Disqualified Equity Interests of VH Holdco issued to Visualize Health on the Third Amendment Date as part of the Closing Equity Consideration (as defined in the VH Contribution and Exchange Agreement), and”

(g) Section 6.3 of the Credit Agreement is hereby amended and modified by amending and restating clauses (a) of such Sections in its entirety as follows:

“(a) other than in order to consummate a Permitted Acquisition, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Equity Interests, except for (i) any merger or consolidation between Loan Parties; provided, that a Borrower must be the surviving entity of any such merger or consolidation to which it is a party and no merger or consolidation may occur between Parent and any other Loan Party, (ii) any merger or consolidation between a Loan Party and a Subsidiary of such Loan Party that is not a Loan Party so long as such Loan Party is the surviving entity of any such merger or consolidation, (iii) any merger or consolidation between Subsidiaries of any Loan Party that are not Loan Parties, (iv) the QH Merger, and (v) the VH Holdco Merger,”

(h) Section 6.6(a) of the Credit Agreement is hereby amended and modified by adding the following new clause (viii) at the end thereof:

“(viii) make any payment on account of the VH Earn-Out (or any Refinancing Indebtedness in respect thereof), other than any payment made in Qualified Equity Interests of Parent or, prior to consummation of the VH Holdco Merger, VH Holdco Qualified Equity Interests of the type described in clause (a) of such definition,”

(i) Section 6.6(b) of the Credit Agreement is hereby amended and modified by amending and restating clause (iii) thereof in its entirety as follows:

“(iii) any Material Contract if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders (it being understood that any amendment, modification or change with respect to the Specified VH Transaction Documents prior to consummation of the VH Holdco Merger shall be deemed materially adverse to the interests of the Lenders).”

(j) Section 6.7 of the Credit Agreement is hereby amended and modified by amending and restating clause (b) thereof in its entirety as follows:

“(b) VH Holdco may redeem shares of its Class B Common Stock issued on the Third Amendment Date as part of the Closing Equity Consideration (as defined in the VH Contribution and Exchange Agreement) for cash in an aggregate amount not to exceed $2,000,000 as and when due in accordance with the terms of Article 8 of the VH Stockholders Agreement as in effect on the Third Amendment Date, so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (ii) Borrowers have Liquidity of not less than $20,000,000 (x) at all times during the 90 consecutive days immediately preceding the date of consummation of such redemption and (ii) at all times during the one-year period after giving effect to such redemption, in each case calculated on a pro forma basis as if such redemption was consummated on the first day of such period,”

(k) Section 6.12 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“6.12 Limitation on Issuance of Equity Interests. Each Loan Party will not, and will not permit any of its Subsidiaries to, issue or sell any of its Equity Interests, except for (a) the issuance or sale of Qualified Equity Interests by Parent, (b) prior to consummation of the VH Holdco Merger, the issuance of VH Holdco Qualified Equity Interests by VH Holdco to Visualize Health pursuant to the Specified VH Transaction Documents and (c) the issuance or sale of Equity Interests by any Loan Party (other than Parent) or any of its Subsidiaries to a Loan Party.”

3. Consents.

(a) The provisions of the Credit Agreement and the other Loan Documents to the contrary notwithstanding, subject to the satisfaction (or waiver in writing by Agent) of the conditions precedent set forth in Section 4 hereof, Agent and the Lenders hereby consent to the consummation of the VH Transaction in accordance with the terms and subject to the conditions set forth in the VH Transaction Documents, which VH Transaction Documents shall be reasonably acceptable to Agent; provided that (i) the cash purchase consideration payable in respect of such Acquisition shall not exceed $2,000,000 in the aggregate (it being understood that any cash redemption of any VH Holdco Qualified Equity Interests pursuant to the VH Holdco Stockholders Agreement after the date hereof shall be excluded when determining whether the foregoing dollar limitation would be exceeded) and (ii) after giving effect to this Amendment, the VH Transaction shall qualify as a Permitted Acquisition and satisfy all of the conditions set forth in the definition of Permitted Acquisition under the Credit Agreement (except as set forth in clauses (f) and (j) of such definition).

(b) The provisions of the Credit Agreement and the other Loan Documents to the contrary notwithstanding, subject to the satisfaction (or waiver in writing by Agent) of the conditions precedent set forth in Section 4 hereof, Agent and the Lenders hereby consent to the consummation of the QH Merger in accordance with the terms and subject to the conditions set forth in the QH Merger Agreement.

(c) Except as explicitly set forth herein, the consents set forth in this Section 3 shall not, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the members of the Lender Group under any provision of the Credit Agreement or any other Loan Document, and all of the provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. Neither Agent’s or any other member of the Lender Group’s failure (if any) to require strict performance by Borrowers or any other Loan Party of any provision of any Loan Document nor Agent’s or any other member of the Lender Group’s failure to exercise, or delay in exercising, any remedy, power, right or privilege under any Loan Document nor the election by any of them to exercise any particular remedy, power, right or privilege under any Loan Document shall operate as a waiver thereof or waive, affect or diminish any right of Agent or such member of the Lender Group thereafter to demand strict compliance and performance therewith.

4. Conditions Precedent to Amendment. The satisfaction (or waiver in writing by Agent) of each of the following shall constitute conditions precedent to the effectiveness of the Amendment (such date being the “Amendment Effective Date”):

(a) Agent shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect.

(b) Agent shall have received a copy of an amendment to the Second Lien Credit Agreement, in form and substance reasonably satisfactory to Agent (the “Second Lien Amendment”), duly executed by the parties hereto, and the same shall be in full force and effect as of the Amendment Effective Date, together with a certificate of the Secretary of Parent certifying such document as being a true and correct copy thereof.

(c) Agent shall have received UCC, tax lien, judgment lien, litigation, bankruptcy and intellectual property searches with respect to Visualize Health, and the same shall be satisfactory to Agent.

(d) Agent shall have received a Joinder Agreement duly executed by each New Borrower, along with the other documents, instruments and agreements executed and delivered in connection therewith or otherwise relating thereto, and all other items identified as additional requirements in Section 7 of such Joinder Agreement, each being in form and substance reasonably satisfactory to Agent, which documents shall be in full force and effect.

(e) (i) Agent shall have received fully executed versions of the material VH Transaction Documents and all other material documentation associated with the VH Transaction, (ii) there are no material VH Transaction Documents, other than (A) the VH Contribution and Exchange Agreement, (B) the VH Stockholders Agreement, (C) the Transition Services Agreement, (D) the Management and Shared Services Agreement, and (E) those material documents, instruments and/or agreements executed and delivered in connection with the VH Transaction that are in form and substance reasonably satisfactory to Agent (it being acknowledged and agreed that the VH Contribution and Exchange Agreement in the form attached as Exhibit A hereto is satisfactory to Agent) (the documents referenced in clauses (A) through (E), collectively, the “Material VH Transaction Documents”), (iii) there shall have been no amendments, modifications or supplements to the Material VH Transaction Documents that are (individually or in the aggregate) adverse to the interests of Agent or any member of the Lender Group other than with the consent of Agent, and (iv) each of the VH Transaction Documents shall have been duly executed and delivered by the parties thereto, and the same shall be in full force and effect.

(f) Agent shall have received a duly executed certificate of an authorized officer of Parent, in substantially the form of Exhibit C attached hereto, together with all attachments thereto.

(g) Agent shall have received evidence in form reasonably satisfactory to it that the VH Transaction shall have been consummated (or shall be consummated substantially concurrently with the Amendment Effective Date) in accordance with the VH Transaction Documents and all applicable requirements of law.

(h) After giving effect to this Amendment, the representations and warranties contained herein, in the Credit Agreement, and in the other Loan Documents, in each case shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall continue to be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).

(i) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against any Borrower, any Guarantor, Agent, any other member of the Lender Group, or any Bank Product Provider.

(j) No Default or Event of Default shall have occurred and be continuing as of the Amendment Effective Date, nor shall either result from the consummation of the VH Transaction or any of the other transactions contemplated herein.

(k) Borrowers shall pay concurrently with the closing of the transactions evidenced by this Amendment, all fees, costs, expenses and taxes then payable pursuant to the Credit Agreement and Section 6 of this Amendment.

(l) All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Agent.

5. Representations and Warranties. Each Borrower hereby represents and warrants to Agent and each other member of the Lender Group as follows:

(a) It (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Amendment and the other Loan Documents to which it is a party and to carry out the transactions contemplated hereby and thereby.

(b) The execution, delivery, and performance by it of this Amendment and the performance by it of each Loan Document to which it is or will be a party, and the execution, delivery, and performance by it of each VH Transaction Document to which it is a party and consummation of the VH Transaction , in each case, (i) have been duly authorized by all necessary action, (ii) do not and will not (A) violate any material provision of federal, state or local law or regulation applicable to it or its Subsidiaries, the Governing Documents of it or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on it or its Subsidiaries, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of it or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (C) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (D) require any approval of any holder of Equity Interests of a Loan Party or any approval or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.

(c) No registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority is required in connection with the execution, delivery and performance by it of this Amendment or any other Loan Document to which it is or will be a party.

(d) This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Person that is a party thereto, will be the legally valid and binding obligation of such Person, enforceable against such Person in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

(e) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against any Borrower, any Guarantor, Agent, any member of the Lender Group, or any Bank Product Provider.

(f) Parent has delivered to Agent true, correct and complete copies of the VH Transaction Documents, including all schedules and exhibits thereto. The execution, delivery and performance of each of the VH Transaction Documents has been duly authorized by all necessary action on the part of each Loan Party party thereto. Each VH Transaction Document is the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, in each case except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors’ rights and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought. None of the Loan Parties is not in default in the performance or compliance with any provisions of any of the VH Transaction Documents. All representations and warranties made by each Loan Party in the VH Transaction Documents and in the certificates delivered in connection therewith are true, correct and complete in all material respects. To the Loan Parties’ knowledge, none of representations and warranties of Visualize Health in the VH Transaction Documents contain any untrue statement of a material fact or omit any fact necessary to make the statements therein not misleading, in any case that could reasonably be expected to cause a Material Adverse Effect.

(g) As of the date hereof, the VH Transaction has been consummated in all material respects, in accordance with all applicable laws. As of the date hereof, all requisite approvals by Governmental Authorities having jurisdiction over the Loan Parties and, to the Loan Parties’ knowledge, Visualize Health, with respect to the VH Transaction, have been obtained (including filings or approvals required under the Hart-Scott-Rodino Antitrust Improvements Act), except for any approval the failure to obtain could not reasonably be expected to be material to the interests of the Lenders. As of the date hereof, after giving effect to the transactions contemplated by the VH Transaction Documents, VH Sub will have good title to the assets acquired pursuant to the VH Contribution and Exchange Agreement, free and clear of all Liens, other than Permitted Liens.

(h) No Default or Event of Default has occurred and is continuing as of the date of the effectiveness of this Amendment, and no condition exists which constitutes a Default or an Event of Default.

(i) The representations and warranties set forth in this Amendment, the Credit Agreement, as amended by this Amendment and after giving effect to this Amendment, and the other Loan Documents to which it is a party are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall continue to be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).

(j) This Amendment has been entered into without force or duress, of the free will of each Borrower, and the decision of each Borrower to enter into this Amendment is a fully informed decision and such Person is aware of all legal and other ramifications of each decision.

(k) It has read and understands this Amendment, has consulted with and been represented by independent legal counsel of its own choosing in negotiations for and the preparation of this Amendment, has read this Amendment in full and final form, and has been advised by its counsel of its rights and obligations hereunder.

6. Payment of Costs and Fees. Borrowers shall jointly and severally pay to Agent and each Lender all Lender Group Expenses (including, without limitation, the reasonable fees and expenses of any attorneys retained by Agent or any Lender) in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto.

7. Condition Subsequent.

(a) Within 10 Business Days after the Amendment Effective Date (or such longer period of time as agreed to by Agent in its sole discretion), Agent shall have received updated certificates of insurance as required by Section 5.6 of the Credit Agreement to reflect the addition of each New Borrower, the form and substance of which shall be reasonably satisfactory to Agent.

(b) The schedule with respect to Material Contracts required to be delivered pursuant to clause (g) of Schedule 5.1 of the Credit Agreement in connection with the Compliance Certificate for the fiscal quarter ended December 31, 2019, shall include Material Contracts entered into or acquired in connection with the VH Transaction.

(c) The supplement to the Perfection Certificate required to be delivered pursuant to clause (o) of Schedule 5.2 of the Credit Agreement with respect to the fiscal quarter ended December 31, 2019, shall include the information required to be disclosed therein with respect to VH Holdco and VH Sub.

(d) The failure to comply with the covenants set forth in this Section 7 on or before the date specified herein shall constitute an immediate Event of Default.

8. Release.

(a) Effective on the date hereof, each Borrower and each Guarantor, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby waives, releases, remises and forever discharges Agent and each Lender, each of their respective Affiliates, and each of their respective successors in title, past, present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, shareholders, trustees, agents and other professionals and all other persons and entities to whom any member of the Lenders would be liable if such persons or entities were found to be liable to such Borrower or such Guarantor (each a “Releasee” and collectively, the “Releasees”), from any and all past, present and future claims, suits, liens, lawsuits, adverse consequences, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a “Claim” and collectively, the “Claims”), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforeseen, past or present, liquidated or unliquidated, suspected or unsuspected, which such Borrower or such Guarantor ever had from the beginning of the world, now has, or might hereafter have against any such Releasee which relates, directly or indirectly to the Credit Agreement, any other Loan Document, or to any acts or omissions of any such Releasee with respect to the Credit Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents, except for the duties and obligations set forth in this Amendment. As to each and every Claim released hereunder, each Borrower and each Guarantor hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

As to each and every Claim released hereunder, each Borrower and each Guarantor also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

Each Borrower and each Guarantor acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such Claims and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Borrower and each Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(b) Each Borrower and each Guarantor, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Person pursuant to the above release. Each Borrower and each Guarantor further agrees that it shall not dispute the validity or enforceability of the Credit Agreement or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of Agent’s Lien on any item of Collateral under the Credit Agreement or the other Loan Documents. If any Borrower, any Guarantor, or any of their respective successors, assigns, or officers, directors, employees, agents or attorneys, or any Person acting for or on behalf of, or claiming through it violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Releasee as a result of such violation.

9. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE PROVISION SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

10. Amendments. This Amendment cannot be altered, amended, changed or modified in any respect except in accordance with Section 14.1 of the Credit Agreement.

11. Counterpart Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

12. Further Assurances. Borrowers shall execute and deliver all agreements, documents and instruments, in form and substance satisfactory to Agent, and take all actions as Agent may reasonably request from time to time to perfect and maintain the perfection and priority of the security interests of Agent in the Collateral and to consummate fully the transactions contemplated under this Amendment and the other Loan Documents.

13. Effect on Loan Documents.

(a) The Credit Agreement, as amended hereby, and each of the other Loan Documents, as amended as of the date hereof, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. The waivers, consents and modifications set forth herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse any future non-compliance with the Loan Documents nor operate as a waiver of any Default or Event of Default, shall not operate as a consent to any further waiver, consent or amendment or other matter under the Loan Documents, and shall not be construed as an indication that any future waiver or amendment of covenants or any other provision of the Credit Agreement will be agreed to, it being understood that the granting or denying of any waiver or amendment which may hereafter be requested by any Borrower remains in the sole and absolute discretion of Agent and Lenders. To the extent that any terms or provisions of this Amendment conflict with those of the Credit Agreement or the other Loan Documents, the terms and provisions of this Amendment shall control.

(b) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(c) To the extent that any of the terms and conditions in any of the Loan Documents shall contradict or be in conflict with any of the terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

(d) This Amendment is a Loan Document.

(e) Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Amendment refer to this Amendment as a whole and not to any particular provision of this Amendment. Section, subsection, clause, schedule, and exhibit references herein are to this Amendment unless otherwise specified. Any reference in this Amendment to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein to any Person shall be construed to include such Person’s successors and assigns.

14. Entire Agreement. This Amendment, and the terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

15. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

16. Reaffirmation of Obligations. Each Borrower hereby (a) acknowledges and reaffirms its obligations owing to Agent, each member of the Lender Group, and the Bank Product Providers under each Loan Document to which it is a party, and (b) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect. Each Borrower hereby (i) further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Guaranty and Security Agreement or any other Loan Document to Agent, on behalf and for the benefit of each member of the Lender Group and each Bank Product Provider, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and (ii) acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof (including, without limitation, from after giving effect to this Amendment).

17. Ratification. Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents effective as of the date hereof and as modified hereby.

18. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

“Borrowers”

SHARECARE, INC.,
a Delaware corporation

By:	/s/ Colin Daniel
Name:	Colin Daniel
Title:	EVP, Finance and HR

LUCID GLOBAL, INC.,
a Delaware corporation

By:	/s/ Colin Daniel
Name:	Colin Daniel
Title:	EVP, Finance and HR

HEALTHWAYS SC, LLC,
a Delaware limited liability company

By:	/s/ Colin Daniel
Name:	Colin Daniel
Title:	EVP, Finance and HR

QH ACQUISITION SUB, LLC,
a Delaware limited liability company

By:	/s/ Colin Daniel
Name:	Colin Daniel
Title:	EVP, Finance and HR

SHARECARE HEALTH DATA SERVICES, INC. (formerly known as Bactes Imaging Solutions, Inc.), a Delaware corporation

By:	/s/ Colin Daniel
Name:	Colin Daniel
Title:	EVP, Finance and HR

SHARECARE HEALTH DATA SERVICES, LLC (formerly known as Bactes Imaging Solutions, LLC), a Delaware limited liability company

By:	/s/ Colin Daniel
Name:	Colin Daniel
Title:	EVP, Finance and HR

“Agent” and “Lender”

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ Henry Slauson
Name:	Henry Slauson
Title:	Duly Authorized Signatory

EXHIBIT A

VH CONTRIBUTION AND EXCHANGE AGREEMENT

EXHIBIT B

QH MERGER AGREEMENT

EXHIBIT C

FORM OF CERTIFICATE